CONTACT:
Libby Ivy, Director, Investor Relations & Corporate Communications, (602) 808-3854

MEDICIS ISSUES $350 MILLION OF CONTINGENT CONVERTIBLE
SENIOR NOTES DUE 2032

SCOTTSDALE, Arizona—June 4, 2002—Medicis (NYSE:MRX) today announced the closing of its private offering of $350 million of its contingent convertible senior notes due 2032 (the “Notes”) that are convertible into shares of Medicis Class A common stock under certain circumstances. Medicis intends to use the proceeds from the offering of the Notes: (1) to fund the purchase of up to $142.5 million of its Class A common stock, in connection with short sales of the Company’s common stock by purchasers of the Notes, (2) for future acquisitions of businesses, products and technologies and (3) for general corporate purposes. Medicis has also granted to the initial purchaser an option to purchase up to an additional $50 million of Notes. The 30-year contingent convertible senior notes will pay a coupon of 2.5% and are convertible into Medicis Class A common stock at a price of $58.10.

The 30-year contingent convertible senior notes may not be redeemed by Medicis for five years but are redeemable at any time thereafter at par. Holders of the 30-year contingent convertible senior notes will have the option to require Medicis to purchase their notes at par in years five, 10 and 15.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The Notes and common stock issuable upon conversion of the Notes have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The statements in this press release regarding the timing of the proposed private placement and its terms are forward-looking statements that involve risks and uncertainties including, but not limited to, market conditions and the price and market for the securities to be offered.

Medicis is a specialty pharmaceutical company and a leading independent pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis develops and markets leading products for major segments within dermatology, including acne, fungal infections, rosacea, hyperpigmentation, photoaging, psoriasis, eczema, skin and skin-structure infections, seborrheic dermatitis, head lice and cosmesis (improvement in the texture and appearance of skin). Ascent Pediatrics, Inc., the Company’s wholly owned subsidiary, markets leading pediatric products for the treatment of asthma and other respiratory inflammatory conditions; acute otitis media, or middle ear infections; and an over-the-counter saline nasal mist.

The Company’s brands include the prescription brands DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), LUSTRA® (hydroquinone), LUSTRA-AF® (hydroquinone) with sunscreen, ALUSTRA™ (hydroquinone) with retinol, PLEXION® Cleanser (sodium sulfacetamide/sulfur), PLEXION TS™

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(sodium sulfacetamide/sulfur), PLEXION SCT™ (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), OMNICEF® (cefdinir), ORAPRED® (prednisolone sodium phosphate), OVIDE® (malathion), LIDEX® (fluocinonide), SYNALAR® (fluocinolone acetonide) and TOPICORT® (desoximetasone); the over-the-counter brand ESOTERICA®; and BUPHENYL® (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder.

Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. The Company cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, or any future competitive product approvals that may affect the Company’s brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved and there are a number of important factors that could cause actual results to differ materially from those projected, including the ability of Medicis to successfully integrate Ascent’s operations, the ability to realize anticipated synergies and benefits of the transaction, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product introductions and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2001. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. All other marks (or brands) and names are the property of Medicis or its affiliates.

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